SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 30, 2016

WONHE HIGH-TECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-54744	26-0775642
(State of other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization		Identification No.)

Room 1001, 10th Floor, Resource Hi-Tech Building South Tower
No. 1 Songpingshan Road, North Central Avenue North High-Tech Zone
Nanshan District, Shenzhen, Guangdong Province, P.R. China 518057

(Address of principal executive offices) (Zip Code)

852-2815-0191

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On January 12, 2016 the Registrant's operating subsidiary, Shenzhen Wonhe Technology Co., Ltd. ("Shenzhen Wonhe"), entered into an agreement titled "Cooperative Agreement on Wireless Network Coverage Project in Beijing Area" with Guangdong Kesheng Enterprise Co., Ltd. ("Guangdong Kesheng"). The agreement contemplated that the two parties would work together to develop a wireless network in certain designated areas of Beijing. The commercial purpose of the network was to serve as a vehicle for advertising and marketing, with the income to be shared between Shenzhen Wonhe and Guangdong Kesheng. Shenzhen Wonhe committed in the agreement to make a capital contribution of 382,990,000 RMB (USD $55.63 million) to the project. Shenzhen Wonhe also committed to develop the data systems that will be used by the network. Guangdong Kesheng committed to supervise the engineering and construction, coordinate relationships with local government, and manage the network's operations.

On November 30, 2016 Shenzhen Wonhe and Guangdong Kesheng signed an amendment to the January agreement. The amendment, titled "Cooperative Agreement on Wireless Network Coverage Project in Beijing Area", terminates the participation of Shenzhen Wonhe in the construction and operation of the wireless network, and also terminates the commitment of Shenzhen Wonhe to develop the data systems used by the network. Shenzhen Wonhe has no further obligation to contribute capital to the project, and will receive no distribution of income from the project. Shenzhen Wonhe will, however, supply 36,300 routers for the project prior to the end of 2017, and Guangdong Kesheng will pay Shenzhen Wonhe 1,800 RMB ($261) for each router.

As of November 30, 2016 Shenzhen Wonhe had contributed to the wireless network project cash, equipment, engineering, and a pilot project in the Tongzhou District of Beijing. The total contribution of 175,755,641 RMB (USD$25.53 million) will be repaid to Shenzhen Wonhe in three equal annual installments; the unpaid portion of that obligation will accrue interest at 4.75% per annum.

Item 9.01     Financial Statements and Exhibits

Exhibits

10-a	Cooperative Agreement on Wireless Network Coverage Project in Beijing Area dated January 2016 between Guangdong Kesheng Enterprise Co., Ltd. and Shenzhen Wonhe Technology Co., Ltd. - filed as an exhibit to the Current Report on Form 8-K filed on January 20, 2016.

10-b	Cooperative Agreement on Wireless Network Coverage Project in Beijing Area dated November 30, 2016 between Guangdong Kesheng Enterprise Co., Ltd. and Shenzhen Wonhe Technology Co., Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WONHE HIGH-TECH INTERNATIONAL, INC.

Dated: December 5, 2016	By:	/s/ Nanfang Tong
Nanfang Tong
Chief Executive Officer

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